UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2016

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of August 3, 2016, the Board of Directors of EnerSys amended its Second Amended and Restated Bylaws to (1) adjust the authority of the Chief Executive Officer in connection with meetings of the Board of Directors; (2) clarify that the Chairman of the Board does not have to be an executive officer, as well as technical clarifications with respect to the definition of EnerSys’ executive officers; and (3) provide specific responsibilities and duties of the Chairman of the Board (collectively, the “Bylaw Amendment”).

The foregoing description of the Bylaw Amendment is qualified in its entirety by the full text of the Third Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 28, 2016, EnerSys held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders of EnerSys voted on the following proposals stated in the Proxy Statement dated June 23, 2016.

The proposals voted on by the stockholders of EnerSys at the Annual Meeting were as follows:

Proposal No. 1: The stockholders elected the following director nominees to the Board of Directors, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Howard I. Hoffen	39,588,241	928,209	66,652	1,128,460
Joseph C. Muscari	39,646,483	869,967	66,652	1,128,460
David M. Shaffer	39,846,265	670,997	65,840	1,128,460

Proposal No. 2: The stockholders ratified the appointment of Ernst & Young LLP as EnerSys’ independent registered public accounting firm for the fiscal year ending March 31, 2017, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,910,225	749,550	51,787	0

Proposal No. 3: The stockholders approved the advisory vote to approve EnerSys’ named executive officer compensation, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,379,642	147,704	55,756	1,128,460

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1 Third Amended and Restated Bylaws of EnerSys.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: August 3, 2016	By:	/s/ Todd M. Sechrist
Todd M. Sechrist
Executive Vice President and COO

Exhibit Index

Exhibit No.	Description
EX-3.1	Third Amended and Restated Bylaws of EnerSys.